EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                                JURISDICTION OF
                                                                INCORPORATION OR
                                                                  ORGANIZATION
                                                                ----------------

BankUnited Financial Corporation owns 100% of:

-----BankUnited, FSB which owns 100% of:                            U.S.A.

     -----T&D Properties of South Florida, Inc.                    Florida

     -----Bay Holdings, Inc.                                       Florida

     -----SCG Holdings, Inc.                                       Florida

     -----SCS Ventures, Inc.                                       Florida

     -----SCG Mortgage Corporation                                 Delaware

     -----SCS Management Corporation                               Delaware

-----BU Ventures, Inc.                                              Florida

-----BankUnited Mortgage Corporation                                Florida

-----BUFC Financial Services, Incorporated                          Florida

-----BankUnited Financial Services, Inc.                            Florida

-----BankUnited Capital                                            Delaware

-----BankUnited Capital II                                         Delaware

-----BankUnited Capital III                                        Delaware